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                                                                    Exhibit 23.4


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 6, 2003, with respect to the consolidated financial statements of MCK Communications, Inc. incorporated by reference in the Registration Statement (Post-Effective Amendment No. 3 to Form S-1/A on Form S-3 No. 333-45028) and related Prospectus of Verso Technologies, Inc. for the registration of 469,048 shares of its common stock.


                                                           /s/ Ernst & Young LLP


Boston, Massachusetts
May 24, 2004